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                                                                   Exhibit 10.26




                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated this 2nd day of May, 1998 to be effective as of the first (1st) day of the Term (as hereinafter defined) is made and entered into by and between NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation, with its principal offices at 515 Pennsylvania Avenue, Fort Washington, PA 19034 (the "Company") and PAUL E. WEITZEL, JR., an individual, residing at 800 Fernwood Road, Moorestown, New Jersey (the "Employee").

         1. Employment. The Company hereby employs the Employee as a Senior Vice President in the Company's mergers and acquisitions division and/or such other divisions of the Company as the Company shall reasonably determine from time to time. Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement.

         2. Duties of the Employee. In connection with his employment, as Senior Vice President of the Company's mergers and acquisitions divisions, the Employee's duties shall include, but shall not be limited to, exploring and negotiating potential acquisitions which are acceptable to the Company, and such other services of a similar nature as may be reasonably required of him or assigned to him by the Company, as well as the promotion of the business and interests of the Company and of its corporate subsidiaries or divisions. The Employee shall, at all times, be subject to the supervision of and report to the Chief Executive Officer and Board of Directors of the Company.

         3. Term of Employment. The term of employment shall begin upon completion of the acquisition of the capital stock and collection business of MedSource, Inc. ("MedSource") by the Company and continue for a term of three
(3) years (the "Term").



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The Company shall have the option, subject to the Employee's acceptance, to extend the Term for two (2) additional one (1) year periods as it may determine.

         4. Other Employment. The Employee shall not, during his employment by the Company, act in or otherwise perform any other work for or accept employment with any other person or entity without the prior written consent of the Company.

         5. Compensation of the Employee. As full compensation for the services rendered by the Employee pursuant to this Agreement, the Company agrees to pay and the Employee shall be entitled to the compensation set forth on the attached Exhibit "A".

         6. Employee Benefits and Business Expenses.

            A. Benefits. The Employee shall participate in the Company's medical and dental insurance plan and shall be otherwise entitled to participate in all benefits available to other similarly situated employees of the Company. The Employee shall be entitled to four (4) weeks paid vacation on a per annum basis during the Term and any extension thereof in accordance with policies of the Company for similarly situated employees. The Employee shall schedule such vacations in accordance with the reasonable needs of the Company. Unused vacation or personal/sick days hereunder in any year shall not be cumulative and may not be carried forward into each ensuing year. In addition, the Employee shall receive a monthly car allowance of $1000 in connection with his Employment.

            B. Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses, including lodging, tolls, beeper, reasonable cell phone expenses related to business of the Company, meals, transportation for business purposes and client entertainment, incurred




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by the Employee in connection with his performance of services hereunder during the Term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses. The Company shall also reimburse the Employee for reasonable expenses incurred in connection with professional education classes and seminars and professional CPA license fees.

        7.  Death or Total Disability of the Employee.

            A. Death. In the event of the death of the Employee during the Term or any extension thereof, this Agreement shall terminate effective as of the date of Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to the Employee's designated beneficiary or, if none, his estate, the portion, if any, of his compensation due for the period up to the Employee's date of death which remains unpaid.

            B. Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee ten (10) days' written notice thereof and, upon expiration of such ten (10) day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of his compensation due to the Employee for the period up to the date of termination which remains unpaid, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of the compensation, if








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any, that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments. Subject to the provisions of the Company's Stock Option Plan, all stock options shall vest and remain exercisable for a period of one (1) year after such termination.

         The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which rendered the Employee for a period of ninety (90) consecutive days, during the Term of this Agreement, unable or incompetent to carry out, on the basis set forth herein, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected jointly by the Company and the Employee, the cost of which examination shall be paid by the Company.

         8. Termination of Employment.

            (a) In addition to termination pursuant to paragraph 7, the Company, following prior written notice to the Employee, may discharge the Employee and thereby terminate his employment hereunder for cause as follows: (i) habitual intoxication; (ii) drug addiction; (iii) conviction of a felony; (iv) adjudication as an incompetent; (v) violation of any reasonable rule or regulation that may be established by the Company from time to time for the conduct of the Company's business, as set forth in the Company's employee handbook after thirty (30) days notice and opportunity to cure; (vi) misappropriation of Company funds or fraudulent acts; or (vii) the Employee's breach of this Agreement in any material or respect after thirty (30) days notice and opportunity to cure.






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         In the event that the Company shall discharge the Employee pursuant to this paragraph 8, the Company shall not have any further obligations or liability under this Agreement, except that the Company shall pay to Employee the portion, if any, of the Employee's compensation due to the Employee for the period up to the date of termination which remains unpaid.

            (b) If termination by the Company is without cause, the Company shall pay the Employee the Base Salary for the remaining term of this Agreement in a lump sum payment, options shall be extended for one (1) year, insurance coverage shall be made available to the Employee under COBRA, at the Employee's expense, and the Employee shall be released from the restrictions set forth in paragraph 10A, it being understood that the restrictions of paragraph 10B and any other restriction or covenant in this Agreement shall remain in full force and effect.

            (c) The Employee shall have the right, upon ninety (90) days prior written notice to the Company, to terminate this Agreement. Upon such termination the Company shall have no further obligations to the Employee, any unvested options shall terminate upon delivery of the foregoing notice and this Agreement shall, except for the covenants and restrictions set forth in Sections 9 and 10 and elsewhere in this Agreement which shall survive such termination, terminate.

         9. Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the Term of his employment and any extension thereof, disclose any of such confidential information to





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any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

         10. Restrictions.

             A. Non-Competition. The Employee shall not, unless acting with the prior written consent of the Board of Directors, the Chief Executive Officer or President of the Company, directly or indirectly:

               (a) During the Term and any extension thereof, and for a period of three (3) years thereafter (the "Covenant Term"),

                   (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of the MedSource division or any other business engaged in by the Company or any of its subsidiaries if the Employee provided any services for the same in all those geographic areas in which the Company has an office; or

                   (ii) use or permit his name to be used in connection with any business or enterprise engaged in the business of the MedSource division or any other business engaged in by the Company or any of its subsidiaries if the Employee provided any services for the same in all those geographic areas in which the Company has an office; and

             B. Non-Interference. The Employee agrees that during the Term and any extension thereof, during the Covenant Term and for a period of three (3) years after the Covenant Term, the Employee shall not, unless acting with the prior written consent of





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the Board of Directors, the Chief Executive Officer or the President of the
Company, directly or indirectly:

            (a) solicit business from or perform services for, any person, company or other entity which at any time during the Employee's employment by the Company was a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the MedSource division or any other business engaged in by the Company or any of its subsidiaries if the Employee provided any services for the same;

            (b) solicit for or employment or hire any of the employees of the Company; or

            (c) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of the period covered by this paragraph.

         In the event that any provisions of this paragraph should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted to applicable law.

        11. Equitable Relief; Survival.

            (a) The Employee acknowledges that the restrictions contained in paragraphs 9 and 10 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of such paragraphs will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to




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temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence and action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Effective service of process may be made upon the Employee by mail under the notice provisions contained in paragraph 15 hereof.

            (b) Survival of Covenants. The provisions of paragraphs 9, 10 and 12 shall survive the termination of this Agreement other than as a result of a material breach by the Company which breach shall not be cured by the Company within thirty (30) days after written notice of such breach from the Employee or the termination of the Employee by the Company without cause.

         12. Representation by the Employee. The Employee hereby warrants and represents to the Company that he is not bound by or subject to any sort of restriction which would prohibit him from accepting employment with the Company, such as a restrictive covenant, non-interference or non-competition agreement related to his previous employment position or positions.

         13. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity





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shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as it deems expedient or necessary.

         14. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         15. Notices. All notices, request, demands, claims and other communications hereunder will be in writing. Any notices, requests, demands, claims or communications hereunder shall be deemed fully given if such are sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

              If to the Company:            515 Pennsylvania Avenue
                                            Fort Washington, PA 19034

              with copy to:                 Joshua Gindin, Esquire
                                            Kessler & Gindin
                                            230 South Broad Street, 20th Floor
                                            Philadelphia, PA 19102

              If to the Employee:           800 Fernwood Road
                                            Moorestown, NJ 08057


              with copy to:                 James D. Rosener, Esquire
                                            Pepper, Hamilton & Scheetz
                                            1235 Westlakes Drive, Suite 400
                                            Berwyn, PA 19312-2401


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Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change its address for the foregoing purposes by giving the other parties hereto notice in the manner herein set forth.

         16. Governing Law. This Agreement shall be deemed to have been executed in the Commonwealth of Pennsylvania and shall, therefore, be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         17. Contents of Contract; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. The Company may assign its rights hereunder to any of its wholly owned subsidiaries without






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the Employee's consent, provided, however, that the Company shall not relocate the primary work place of the Employee, Philadelphia metropolitan area.

         18. Prior Employment Agreements. The Employee and the Company hereby acknowledge that this Agreement shall supersede any existing employment agreement that the Employee has with MedSource and the provisions of the Non-Compete and Non-Solicitation Agreement between MedSource and the Employee.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

Attest:                                   NCO Financial Systems, Inc.


___________________________[SEAL]         BY:_______________________________



Witness:


___________________________                  _______________________________
                                             Paul E. Weitzel, Jr.




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                                   EXHIBIT "A"

                              EMPLOYEE COMPENSATION
                                  PAUL WEITZEL

A. Base Salary: The Employee shall, during the Term, be paid an annual base salary (the "Base Salary") of One Hundred Fifity Thousand Dollars ($150,000). The Base Salary shall be payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly.

B. Bonus: The Employee shall also be entitled to an annual bonus (the "Bonus") of up to Seventy Five Thousand Dollars ($75,000) based upon certain performance goals and a mergers and acquisitions formula determined by the Company.

C. Stock Option Plan: As additional compensation, the Employee shall receive an option to purchase up to 10,000 shares of the common stock of the Company in accordance with the terms of the Company's Stock Option Plan at a price of Twenty Two Dollars ($21.50) per share. The Company may, at its election, issue additional shares to the Employee from time to time.



THE COMPANY AND THE EMPLOYEE AGREE AND ACKNOWLEDGE THAT THIS EMPLOYMENT AGREEMENT AND THE COMPANY'S OBLIGATION TO HIRE THE EMPLOYEE, ARE CONDITIONED UPON THE COMPANY COMPLETING THE CLOSING ON THE COMPANY'S ACQUISITION OF THE CAPITAL STOCK OF MEDSOURCE.








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